UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 10, 2005

BOIS D’ARC ENERGY, LLC

(Exact Name of Registrant as Specified in Charter)

STATE OF NEVADA	000-32494	20-1268553

(State or other jurisdiction incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

600 TRAVIS STREET
SUITE 6275
HOUSTON, TEXAS 77002

(Address of principal executive offices)

(713) 228-0438

(Registrant’s Telephone No.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

     The information in this Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

     On May 9, 2005, Bois d’Arc Energy, LLC (“the Company”) announced financial results for the first quarter ended March 31, 2005. A copy of the press release announcing the Company’s earnings results for the first quarter ended March 31, 2005 is attached hereto as Exhibit 99.1.

     The earnings press release contains financial measures that are not in accordance with generally accepted accounting principles in the United States (“GAAP”). The Company has provided reconciliations within the earnings release of the non-GAAP financial measures to the most directly comparable GAAP financial measures. Operating cash flow is presented in the earnings release because management believes it to be useful to investors. EBITDAX is presented in the earnings release because management believes that EBITDAX, which represents the Company’s results from operations before interest, income taxes, and certain non-cash items, including depreciation, depletion and amortization and exploration expense, is a common alternative measure of operating performance used by certain investors and financial analysts. The non-GAAP financial measures described above should be considered in addition to, but not as a substitute for, measures of financial performance prepared in accordance with GAAP that are presented in the earnings release.

Item 9.01 Financial Statements And Exhibits

(c) Exhibits.

The following Exhibits are hereby filed as part of this Current Report on Form 8-K:

Exhibit 99.1	Press Release dated May 9, 2005 with respect to the Registrant’s financial results for the first quarter ended March 31, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BOIS D’ARC ENERGY, LLC
Dated: May 10, 2005	By:	/s/ Roland O. Burns
Roland O. Burns
Manager, Senior Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Item Number	Description
99.1	Press Release dated May 9, 2005 regarding the Registrant’s financial and operating results for the quarter ended March 31, 2005.

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